Exhibit 3.1

D PC The Commonwealth of Massachusetts William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512 FORM MUST BE TYPED Restated Articles of Organization (General Laws Chapter 156D, Section 10.07; 950 CMR 113.35) FORM MUST BE TYPED (1) Exact name of corporation: MILLIPORE CORPORATION (2) Registered office address: DAVID HUTCHINSON, 290 CONCORD ROAD, BILLERICA, MA 01821  (number, street, city or town, state, zip code) (3) Date adopted: JULY 14, 2010 (month, day, year) (4) Approved by:  (check appropriate box) the directors without shareholder approval and shareholder approval was not required;  OR the board of directors and the shareholders in the manner required by G.L. Chapter 156D and the corporation’s articles of organization. (5) The following information is required to be included in the articles of organization pursuant to G.L. Chapter 156D, Section 2.02 except that the supplemental information provided for in Article VIII is not required:* ARTICLE I The exact name of the corporation is: MILLIPORE CORPORATION ARTICLE II Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:** See Attachment Sheet * Changes to Article VIII must be made by filing a statement of change of supplemental information form. ** Professional corporations governed by G.L. Chapter 156A and must specify the professional activities of the corporation. P.C. c156ds1007950c11335 01/13/05

ARTICLE III State the total number of shares and par value, * if any, of each class of stock that the corporation is authorized to issue. All corporations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.  WITHOUT PAR VALUE WITH PAR VALUE TYPE NUMBER OF SHARES TYPE NUMBER OF SHARES PAR VALUE NONE NONE COMMON 120,000,000 $1.00 PREFERRED NONE NONE  ARTICLE IV Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received. NONE ARTICLE V The restrictions, if any, imposed by the articles or organization upon the transfer of shares of any class or series of stock are: NONE ARTICLE VI Other lawful provisions, and if there are no such provisions, this article may be left blank. See Attachment Sheet  Note: The preceding six (6) articles are considered to be permanent and may be changed only by filing appropriate articles of amendment. *G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

ARTICLE VII The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:  It is hereby certified that these restated articles of organization consolidate all amendments into a single document. If a new amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, provisions for implementing that action are set forth in these restated articles unless contained in the text of the amendment.  Specify the number(s) of the article(s) being amended:  Signed by: , (signature of authorized individual) Chairman of the board of directors, President, Other officer, Court-appointed fiduciary, on this 15TH day of JULY, 2010.

COMMONWEALTH OF MASSACHUSETTS William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512 Restated Articles of Organization (General Laws Chapter 156D, Section 10.07; 950 CMR 113.35) I hereby certify that upon examination of these restated articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $______ having been paid, said articles are deemed to have been filed with me this _____________day of______________, 20______, at________a.m./p.m. time Effective date: (must be within 90 days of date submitted) WILLIAM FRANCIS GALVIN Secretary of the Commonwealth Examiner Name approval C M Filing fee: Minimum filing fee $200, plus $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof. TO BE FILLED IN BY CORPORATION Contact Information: DAVID HUTCHINSON 290 CONCORD ROAD BILLERICA, MA 01821 Telephone: 978-715-1535 Email: david_hutchinson@millipore.com Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

Attachment Sheet

ARTICLE II

To manufacture, develop, buy, sell, assemble, install and in any way deal in and with all kinds of filters and filtration and sterilization systems and products and all kinds of laboratory equipment and accessories; to carry on research in the compounding of chemicals and in the fields of concentrating, sterilizing, culturing and filtering microscopic and sub-microscopic particles in and from liquid and gaseous systems and to use, manufacture and sell any products or processes which may result from such research; to use, manufacture, develop, buy, sell, assemble, install and otherwise deal in and with tangible personal property of all kinds and description; to purchase or otherwise acquire all patents, patent rights, privileges, trade marks, trade names and privileges of any country which might seem capable of being used for or in connection with any of the objects or purposes of this corporation, and to grant licenses for the use of and to sell or otherwise dispose of such patents, patent rights, trade marks, trade names and privileges in any country; to carry on any business permitted by the law of the Commonwealth of Massachusetts to a corporation organized under the Business Corporation Law; and to do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or which shall at any time appear conducive to or expedient for this corporation.

ARTICLE VI

(A) The Directors may make, amend or repeal the By-Laws in whole or in part, except with respect to any provision thereof which by law or by the By-Laws requires action by the Stockholders.

(B) Meetings of the Stockholders may be held anywhere in the United States.

(C) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that this Article 6(c) shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Business Corporation Law of The Commonwealth of Massachusetts, or (iv) for any transaction from which the director derived any improper personal benefit. The foregoing provisions of this Article 6(c) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article 6(c) becomes effective. No amendment to or repeal of this Article 6(c) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.